Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports First Quarter Results and
Declares Quarterly Cash Dividend
Company Enters Off-Price Segment with Strategic Gordmans Acquisition

HOUSTON, TX, May 18, 2017 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the first quarter ended April 29, 2017. For the first quarter, the net loss was $19.0 million, or a $0.70 loss per diluted share. On an adjusted basis, first quarter net loss was $15.0 million, or $0.55 per diluted share, compared to an adjusted loss of $0.56 in the first quarter of 2016.

“We are pleased to have improved adjusted earnings to last year. Our team has worked hard to increase merchandise margins by nearly 170 basis points, control inventories which were down 6% excluding Gordmans, and grow our direct-to-consumer business in the first quarter. After a challenging February in which we saw negative double digit comps, we began to gain momentum and our business improved significantly during the combined March and April period,” said Michael Glazer, President and Chief Executive Officer. “While we expect retail headwinds to continue in the near term, we believe that our selective acquisition of prime Gordmans’ assets allows us to diversify with an off-price business model. We expect the acquisition to add scale to our business and be meaningfully accretive to our earnings in 2018.”

As part of its commitment to make strategic investments in the recently acquired Gordmans off-price business and its existing operations, the Company also announced that its Board of Directors declared a reduced quarterly cash dividend of $0.05 per share on the Company’s common stock ($0.20 annually), payable on June 14, 2017 to shareholders of record at the close of business on May 30, 2017.

Mr. Glazer continued, “We plan to make strategic investments in the Gordmans business as well as our existing Stage business to increase store productivity, enhance our merchandise assortment and marketing programs, and drive growth in the Stage omnichannel business. We believe the dividend adjustment was the appropriate action as we reallocate resources to invest in our operations, increase liquidity, and create financial flexibility to support our long-term plans.”

First Quarter Reported Results
For the first quarter, comparable sales decreased 9.6%. Total sales decreased 7.3% to $308.6 million, as compared to $332.8 million in the prior year. Net loss was $19.0 million, or $0.70 per diluted share, versus a net loss of $0.57 per diluted share for the prior year.

On an adjusted basis, net loss was $15.0 million, or $0.55 per diluted share, versus an adjusted loss of $0.56 per diluted share in the prior year. Adjusted first quarter 2017 results exclude after-tax charges primarily associated with the Gordmans acquisition of approximately $4.0 million, or $0.15 per diluted share. The prior year’s adjusted first quarter results exclude after-tax charges associated with store closures of approximately $0.4 million, or $0.01 per diluted share.

2017 Guidance
The Company expects sales, inclusive of the Gordmans business, to be in a range of $1,565 to $1,620 million, assuming comparable sales for the existing Stage business in a range of -4% to -8%. Total sales include the impact of a 53rd week, while comparable sales reflect a 52-week period.

Adjusted loss per diluted share is expected to be between $0.95 and $1.55, inclusive of the Gordmans business. Adjusted 2017 guidance excludes after-tax charges associated with the Gordmans acquisition, store closures and other strategic initiatives totaling approximately $0.18 per diluted share. Weighted average shares for the year are expected to be approximately 27.5 million. The effective tax rate is projected to be between 32% and 35%.

Capital expenditures in 2017, net of construction allowances from landlords, are expected to be $40 million, compared to $67 million in 2016.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its results. Interested parties may participate in the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, June 2, 2017.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  The Company operates in 42 states through approximately 800 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and approximately 50 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the Company’s website at corporate.stage.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 29, 2017		April 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$308,607	100.0%	$332,750	100.0%
Cost of sales and related buying, occupancy and distribution expenses	246,389	79.8%	265,763	79.9%
Gross profit	62,218	20.2%	66,987	20.1%
Selling, general and administrative expenses	88,509	28.7%	90,144	27.1%
Interest expense	1,586	0.5%	1,029	0.3%
Loss before income tax	(27,877)	(9.0)%	(24,186)	(7.3)%
Income tax benefit	(8,890)	(2.9)%	(8,726)	(2.6)%
Net loss	$(18,987)	(6.2)%	$(15,460)	(4.6)%

Basic loss per share data:
Basic loss per share	$(0.70)		$(0.57)
Basic weighted average shares outstanding	27,268		26,932

Diluted loss per share data:
Diluted loss per share	$(0.70)		$(0.57)
Diluted weighted average shares outstanding	27,268		26,932

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	April 29, 2017	January 28, 2017
ASSETS
Cash and cash equivalents	$21,688	$13,803
Merchandise inventories, net	477,189	409,384
Prepaid expenses and other current assets	46,054	41,574
Total current assets	544,931	464,761

Property, equipment and leasehold improvements, net	277,285	284,110
Intangible assets	15,235	15,235
Other non-current assets, net	24,164	22,883
Total assets	$861,615	$786,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$137,289	$101,985
Accrued expenses and other current liabilities	71,897	66,685
Total current liabilities	209,186	168,670

Long-term debt obligations	219,756	163,749
Other long-term liabilities	73,610	74,410
Total liabilities	502,552	406,829

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,611 and 32,340 shares issued, respectively	326	323
Additional paid-in capital	412,548	410,504
Treasury stock, at cost, 5,175 shares, respectively	(43,347)	(43,286)
Accumulated other comprehensive loss	(5,517)	(5,648)
Retained (deficit) earnings	(4,947)	18,267
Total stockholders' equity	359,063	380,160
Total liabilities and stockholders' equity	$861,615	$786,989

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	April 29, 2017	April 30, 2016
Cash flows from operating activities:
Net loss	$(18,987)	$(15,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of long-lived assets	16,377	17,787
Loss (gain) on retirements of property, equipment and leasehold improvements	(452)	53
Deferred income taxes	(1,117)	(697)
Tax deficiency from stock-based compensation	—	(2,793)
Stock-based compensation expense	2,182	2,809
Amortization of debt issuance costs	72	55
Deferred compensation obligation	61	51
Amortization of employee benefit related costs	211	153
Construction allowances from landlords	998	4,341
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(33,106)	(46,267)
Decrease (increase) in other assets	(6,086)	4,325
Increase in accounts payable and other liabilities	39,534	43,706
Net cash provided by (used in) operating activities	(313)	8,063

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(7,359)	(33,232)
Proceeds from insurance and disposal of assets	1,223	1,053
Business acquisition	(33,843)	—
Net cash used in investing activities	(39,979)	(32,179)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	153,311	138,876
Payments of revolving credit facility borrowings	(96,559)	(107,615)
Proceeds from long-term debt obligation	—	5,830
Payments of long-term debt obligations	(4,083)	(2,047)
Payments of debt issuance costs	(8)	—
Payments for stock related compensation	(257)	(585)
Cash dividends paid	(4,227)	(4,106)
Net cash provided by financing activities	48,177	30,353
Net increase in cash and cash equivalents	7,885	6,237

Cash and cash equivalents:
Beginning of period	13,803	16,487
End of period	$21,688	$22,724

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended
	April 29, 2017	April 30, 2016
Net loss (GAAP)	$(18,987)	$(15,460)
Business acquisition costs (pretax)	6,275	—
Store closures and other strategic initiatives (pretax)	156	439
Consolidation of corporate headquarters and severance charges associated with workforce reduction (pretax)	—	110
Income tax impact	$(2,447)	$(198)
Adjusted loss (non-GAAP)	$(15,003)	$(15,109)

Diluted loss per share (GAAP)	$(0.70)	$(0.57)
Business acquisition costs (pretax)	0.23	—
Store closures and other strategic initiatives (pretax)	0.01	0.02
Consolidation of corporate headquarters and severance charges associated with workforce reduction (pretax)	—	—
Income tax impact	(0.09)	(0.01)
Adjusted diluted loss per share (non-GAAP)	$(0.55)	$(0.56)

	Three Months Ended
	April 29, 2017	April 30, 2016
Selling, general and administrative expenses (GAAP)	$88,509	$90,144
Business acquisition costs	(6,275)	—
Store closures and other strategic initiatives	(156)	(439)
Consolidation of corporate headquarters and severance charges associated with workforce reduction	—	(110)
Adjusted selling, general and administrative expenses (non-GAAP)	$82,078	$89,595

	2017 Guidance Range
	Low	High
Diluted loss per share (GAAP)	$(1.73)	$(1.13)
Business acquisition costs, store closures and other strategic initiatives (net of tax)	0.18	0.18
Adjusted diluted loss per share (non-GAAP)	$(1.55)	$(0.95)